LICENSE AGREEMENT
                                -----------------


         THIS AGREEMENT made and entered into as of the 9th day of June, 1998, by and between PARLUX FRAGRANCES, INC., a Delaware corporation with offices at 3725 SW 30TH Avenue, Ft. Lauderdale, Fl. 33312 ("Licensor"), and GENESIS INTERNATIONAL MARKETING CORPORATION, a Florida corporation, with offices at 2335 NW 107th Avenue, Miami, Florida 33172("Licensee").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Licensor has used and currently is using, directly and through licenses, the Licensed Marks (as hereinafter defined) for a variety of products;

         WHEREAS, the Licensor is willing to grant the Licensee and Licensee desires to obtain from Licensor, the exclusive right and license to use the Licensed Marks in the Territory (as hereinafter defined) for use on and in connection with the manufacture, promotion, distribution and sale of Articles (as hereinafter defined);

         NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                    ---------
                                   Definitions
                                   -----------

         The following definitions shall apply:

         A. Territory. The entire world, including but not limited to, all duty-free shops, ships, airplanes, military bases and diplomatic missions of every country of the world.

         B. Articles. Men's and women's fragrances, cosmetics, skin care products and bath and related personal beauty care products, or any other items included in International Class 3, as listed in the United States Patent and Trademark Office; Acceptable Identification of Goods and Services Manual, which are manufactured, produced, sold, distributed, promoted and advertised by Licensee and which bear the Licensed Marks under this License Agreement.

         C. Licensed Marks. The trademarks "BAL A VERSAILLES, JEAN DESPREZ, SHEHERAZADE, JARDANEL, REVOLUTION A VERSAILLES", and such other trademarks as are, from time to time, agreed to by Licensor (hereto as Exhibit "A").

         D. Net Sales. The sales price at which Licensee or any Subsidiary or Affiliate (as hereinafter defined) bills its customers for Articles less all returns of damaged, defective or other merchandise. Net sales shall not include insurance, freight or any legitimate documented chargebacks from customers.

         E. Subsidiary. Any corporation or other entity which is 100% directly or indirectly owned by Licensee, or its subcontracted manufacturer of the Articles.

         F. Affiliate. Any party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Licensee, or by Luis and Norma Quintero.

         G. Related Parties. Affiliates of the Licensee; entities that are managed by or under the trusteeship of Licensee's management; principal owners of the Licensee; its management; members of the immediate family of principal owners of the Licensee and its management; and other parties with which the Licensee may deal if one party controls or can significantly influence the management or operating policies of the other.

                                    ARTICLE 2
                                    ---------
                                Grant Of License
                                ----------------

         Upon the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the term of this Agreement, an exclusive, non-transferable, non-sublicensable (except as expressly otherwise provided below in Article 16) non-assignable right and license to use the Licensed Marks in the Territory in connection with the manufacture, promotion, sale and distribution solely of the Articles and on all brand identifications. Licensee will not use the Licensed Marks on or in connection with Articles for which the use of the Licensed Marks has not been specifically approved by Licensor. Licensee acknowledges that the rights granted to it hereunder do not include the right to operate a retail store outlet under the Licensed Marks or any variation or simulation thereof. All rights in the Licensed Marks other than those specifically granted in this Agreement are reserved by Licensor for its own use and benefit. Licensor shall not, during any period this Agreement is in effect, grant any rights to any third party in connection with the Articles for the trademarks "BAL A VERSAILLES, JEAN DESPREZ, SHEHERAZADE, JARDANEL, REVOLUTION A VERSAILLES", nor shall Licensor trade, manufacture or distribute the articles for the above-referenced Licensed Marks themselves.

                                    ARTICLE 3
                                    ---------
                             Exclusivity of License
                             ----------------------

         Licensor will not grant any other license effective during the term of this Agreement for the use of the Licensed Marks on or in connection with the Articles in the Territory. Licensor may use or grant others the right to use the Licensed Marks on or in connection with goods of all other types and descriptions in the Territory. Licensor acknowledges that Licensee presently distributes in parts of the Territory articles similar to the Articles covered by this Agreement which bear other trademarks. Licensor further acknowledges and consents to the Licensee obtaining other additional licenses for the manufacture and/or distribution of other similar lines during the term of this Agreement. Licensee will not, during the term of this Agreement and thereafter, attack either Licensor's title in and to the Licensed Marks or the validity of this Agreement.

         Licensor agrees not to grant any other licenses or a right to use the Licensed Marks to others or themselves, unless the products manufactured pursuant to said right or license is to be used on articles of high standard and prestige and in compliance with the standards set forth in Article 7, sub-paragraph A(i) and C below, to ensure that the Licensed Marks maintain their quality and exclusive distribution.

         Licensor further agrees that it will not manufacture any product that is confusingly similar to the Licensed Marks, or any product that bears confusingly similar names, smells, or fragrance oils to the Licensed Marks.

                                    Article 4
                                    ---------
                                Term of Agreement
                                -----------------

         The original term of this Agreement shall be for ten (10) years and twenty-two (22) days, commencing as of June 10, 1998 and continuing through June 30, 2008. Thereafter, Licensee shall have the option to renew this Agreement as provided in Article 17 below.

                                    ARTICLE 5
                                    ---------
                                 Confidentiality
                                 ---------------

         Both parties acknowledge and agree that (i) all information relating to the business and operations of either party which they either learn or have learned during or prior to the term of this Agreement is confidential; (ii) the need to preserve the confidentiality and secrecy of such information; and (iii) during the term of this Agreement, and after the expiration or termination hereof, neither party shall use or disclose same, and shall take all necessary steps to preserve in all respects such confidentiality and secrecy. The provisions of this paragraph shall not apply with respect to any information which has entered the public domain through no fault of either party. The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement.

                                    ARTICLE 6
                                    ---------
                               Duties of Licensee
                               ------------------

         A. Best Efforts. During the term of this Agreement, Licensee will use its best efforts to exploit the rights herein granted throughout the Territory and to sell the maximum quantity of Articles therein consistent with the high standards and prestige represented by the Licensed Marks.

         B. Design and Sample Making. Licensor shall not be responsible for the production, design or sample making of the Articles and Licensee shall bear all costs related thereto.

                                    ARTICLE 7
                                    ---------
                                Quality Standards
                                -----------------

         A.       Manufacture of Articles; Quality Control.

                  (i) The contents and workmanship of Articles shall be at all times of the highest quality consistent with the reputation, image and prestige of the Licensed Marks and Articles shall be distributed and sold with packaging and sales promotion materials appropriate for such highest quality Products. The parties agree that the Articles shall be of such premium quality, prestige and price similar to that of the Chanel, Christian Dior, and Guerlain fragrances.

                  (ii) All Articles shall be manufactured, labeled, sold, distributed and advertised in accordance with all applicable national, state and local laws and regulations.

                  (iii) Licensor and its duly authorized representatives shall have the right, upon reasonable advance notice and during normal business hours, at Licensor's expense, to examine Articles in the process of being manufactured and to inspect all facilities utilized by Licensee in connection therewith.

         B. Distribution. In order to maintain the reputation, image and prestige of the Licensed Marks, Licensee's normal distribution patterns shall consist of those retail establishments whose location, merchandising and overall operations are consistent with the products described in paragraph A of Article 7 above. Licensee agrees that it will not use the Licensed Marks in any manner whatsoever which, directly or indirectly, would derogate or detract from its repute.

         C. Sales Force. During the term of this Agreement, Licensee shall maintain a non-exclusive sales force suitable to carry out the purpose of this Agreement.


                                    ARTICLE 8
                                    ---------
                           Guaranteed Minimum Royalty
                           --------------------------

         In consideration of both the license granted and the services to be performed by Licensor hereunder, Licensee shall pay to Licensor a Guaranteed Minimum Royalty for each Annual Period as follows:

                                                        GUARANTEED
ANNUAL PERIOD                                         MINIMUM ROYALTY
-------------                                         ---------------

First                        6/10/98-6/30/99             $ 100,000
Second   to Tenth            7/01/99-6/30/08             $150,000 each year

         The Guaranteed Minimum Royalty payable for each Annual Period shall be paid to Licensor as follows: (i) $25,000 simultaneously with the execution hereof, (ii) $25,000 on the first day of October 1998, January 1999, and April 1999, (iii) commencing with July 1, 1999, $37,500 on the first day of each July, October, January and April during such period.

         The Guaranteed Minimum Royalty for each Annual Period shall be credited against the Sales Royalty for only the same Annual Period as provided in Article 9 below.

         The Guaranteed Minimum Royalty for each renewal term will be $150,000 per year.

                                    ARTICLE 9
                                    ---------
                        Sales Royalty; Withholding Taxes
                        --------------------------------

         Licensee shall pay to Licensor a Sales Royalty of five percent (5%) on Net Sales.

         The Sales Royalty hereunder shall be accounted for and paid quarterly within forty-five (45) days after the close of each quarter ending September 30, December 31, March 31, and June 30th. The Sales Royalty payable for each period during each Annual Period shall be computed on the basis of Net Sales during such Annual Period, with a credit for any Guaranteed Minimum Royalty and Sales Royalty payments made to Licensor for said Annual Period.

         No payment of Sales Royalty for any Annual Period in excess of payments of Guaranteed Minimum Royalty for the same Annual Period shall be credited against the Guaranteed Minimum Royalty due to Licensor for any other Annual Period.

         The Sales Royalty shall be payable on each sale made by Licensee directly or through its Affiliates or Subsidiaries, to an entity not "owned" or "controlled" by Licensee, its Affiliates, Subsidiaries or Related Parties.

                                   ARTICLE 10
                                   ----------
                   Sales Statement; Books and Records; Audits
                   ------------------------------------------

         A. Sales Statement. Licensee shall deliver to Licensor at the time each Sales Royalty payment is due, a statement indicating by month, the number, description and invoice price of all Articles shipped during the period covered by such Sales Royalty payment, the amount of discounts and credits from gross sales which may be deducted therefrom pursuant to this Agreement and a computation of the amount of Sales Royalty payable hereunder for said period. Such statement shall be furnished to Licensor whether or not any Articles have been sold during the period of which such statement is due.

         Licensee shall deliver to Licensor, not later than sixty (60) days after the close of each Annual Period during the term of this Agreement (or portion thereof in the event of prior termination for any reason), a statement signed by a duly authorized officer relating to said entire Annual Period, setting forth the same information required to be submitted by Licensee in accordance with the first paragraph of this Article.

         B. Books and Records; Audits. Licensee, Affiliate, and Subsidiary shall prepare and maintain, in such manner as will allow its accountants to audit same in accordance with generally accepted accounting principles, complete and accurate books of account and records (specifically including without limitation the originals or copies of documents supporting entries in the books of account) in which accurate entries will be made covering all transactions, arising out of or relating to this Agreement. Licensee, Affiliate, and Subsidiary shall keep separate books and records for such matters that do not include matters or sales related to this Agreement. Licensor and its duly authorized representatives shall have the right, for the duration of this Agreement and for three (3) year thereafter, during regular business hours and upon seven (7) business days advance notice (unless a shorter period is appropriate in the circumstances), to audit said books of account and records and examine all other documents and material in the possession or under the control of Licensee, Affiliate, and Subsidiary with respect to the subject matter and the terms of this Agreement, including, without limitation, invoices, credits and shipping documents, and to make copies of any and all of the above. All such books of account, records, documents and materials shall be kept available by Licensee for at least three
(3) years after the end of the Annual Period to which they relate.

         If, as a result of any audit of Licensee's books and records, it is shown that Licensee's payments were less than the amount which should have been paid by an amount equal to five (5%) percent or more of the payments actually made with respect to sales occurring during the period in question, Licensee shall reimburse Licensor for the cost of such audit and shall pay twice the amount due for all payments required to be made to eliminate any discrepancy revealed by said audit within ten (10) days after Licensor's demand therefor.

                                   ARTICLE 11
                                   ----------
                          Indemnification and Insurance
                          -----------------------------

         A. Indemnification of The Parties. Both parties hereby agree to save and hold each other and their agents harmless of and from and to indemnify them against any and all claims, suits, injuries, losses, liability, demands, damages and expenses (including reasonable attorneys' fees and expenses) which either party may incur or be obligated to pay, or for which either may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by the other party or any of its servants, agents or employees in connection with the performance of this Agreement, or failure thereof, including but not limited to those arising out of the alleged defect in any Article produced under this Agreement, or the manufacture, labeling, sale, distribution or advertisement of any Article in violation of any national, state or local law or regulation or the breach of Article 5 hereof. The provisions of this paragraph and the obligations hereunder shall survive the expiration or termination of this Agreement.

         B. Insurance Policy. Licensee shall procure and maintain at its own expense in full force and effect at all times during which Articles are being sold, with a responsible insurance carrier acceptable to Licensor, a public liability insurance policy including products liability coverage with respect to Articles with a limit of liability not less than $2,000,000. It shall be acceptable if such coverage is provided by a product liability policy and an additional umbrella policy. Such insurance policies shall be written for the benefit of Licensee and Licensor and shall provide for at least thirty (30) days prior written notice to said parties of the cancellation or substantial modification thereof. Licensor shall be a named additional insured on each such policy. Such insurance may be obtained by Licensee in conjunction with a policy which covers products other than Articles.

         C. Evidence of Insurance. Licensee shall, from time to time upon reasonable request by Licensor, promptly furnish or cause to be furnished to Licensor evidence in form and substance satisfactory to Licensor of the maintenance of the insurance required by subparagraph B above, including, but not limited to, copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of the subparagraph A above.

         D. Notice. If either party receives notice of any action, claim, suit or proceeding in respect of which indemnification may be sought, prompt notice shall be given to the other party along with a demand that said party defend such action, claim, suit or proceeding on behalf of both parties. In the event appropriate action is not taken within twenty (20) days after receipt of notice, then the notifying party shall have the right, but not the obligation, to defend such action, claim, suit or proceeding. In any case, the Licensor and the Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such defense as is made.

                                   ARTICLE 12
                                   ----------
                               The Licensed Marks
                               ------------------

         A. Licensee acknowledges the validity of the Licensed Marks, the secondary meaning associated with the Licensed Marks, and the rights of Licensor with respect to the Licensed Marks in the Territory in any form or embodiment thereof and the goodwill attached or which shall become attached to the Licensed Marks in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Licensee shall be deemed to have been made by Licensor for purposes of trademark registration and all uses of the Licensed Marks by Licensee shall inure to the benefit of Licensor. Licensee shall not, at any time, do or suffer to be done, any act or thing which may in any way adversely affect any rights of Licensor in and to the Licensed Marks or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Marks or detract from its reputation.

         B. Licensor shall be responsible for keeping any Licensed Marks registered in International Class 3, in full force and effect throughout the term of this Agreement, and, for any registration of the Licensed Marks in International Class 3 beyond registrations which already exist in the Territory. Licensee shall reimburse Licensor its actual out of pocket costs plus a fee of fifty dollars ($50) per hour to Licensor for the maintenance of same and agrees to provide Licensee with adequate documentation for time incurred. Licensor shall follow up and advance all renewal registration fees and otherwise maintain the rights in the Trade Marks in the Territory where presently maintained. Licensor further agrees (a) to instruct its local trademark and patent agent(s) to keep Licensee fully and completely informed of all action taken or scheduled to be taken in respect of the Licensed Marks and to cooperate with Licensee to take such actions as need be taken to maintain such Licensed Marks, and (b) to notify Licensee at the time it makes an application for a patent or trademarks or acquires any right in a patent or trademarks which is or becomes subject to the terms of this Agreement.

         C. Licensee shall use the Licensed Marks in each jurisdiction in the Territory strictly in compliance with the legal requirements obtaining therein and shall use such markings in connection therewith as may be required by applicable legal provisions. Licensee shall cause to appear on all Articles and on all materials on or in connection with which the Licensed Marks is used, such legends, markings and notices as may be reasonably necessary in order to give appropriate notice of any trademark, trade name or other rights therein or pertaining thereto.

         D. In the event that Licensee learns of any infringement or imitation of the Licensed Marks or of any use by any person of a trademark similar to the Licensed Marks, it promptly shall notify Licensor thereof. In no event, however, shall Licensor be required to take any action if it deems it inadvisable to do so.

         E. Licensor shall not be required to protect, indemnify or hold Licensee harmless against, or be liable to Licensee for, any liabilities, losses, expenses or damages which may be suffered or incurred by Licensee as a result of any infringement or allegation thereof by any other person, firm or corporation, other than by reason of Licensor's breach of the representations made and obligations assumed herein.

                                   ARTICLE 13
                                   ----------
                                    Copyright
                                    ---------

                  Any copyright which may be created in any sketch, design, packaging, label, tag or the like designed or approved by Licensor shall be the property of Licensor. However, if said sketches, designs, or other artwork created by the Licensee can be used without the Licensed Marks, then Licensee shall have the right to do so. This right shall survive the termination or cancellation of this Agreement. Licensee shall not, at any time, do or suffer to be done, any act or thing which may adversely affect any rights of Licensor in such sketches, designs, packaging, labels, containers, tags and the like, including, without limitation, filing any application in its name to record any claims to copyrights in Articles, and shall do all things reasonably required by Licensor to preserve and protect said rights, including, without limitation, placing the copyright notice specified by the Universal Copyright Convention on all Articles and the packaging, labels and tags therefor.


                                   ARTICLE 14
                                   ----------
                              Defaults; Termination
                              ---------------------

         A. The following conditions and occurrences shall constitute "Events of Default" by Licensee:

                  1. the failure to pay Licensor the full amount due it under any of the provisions of this Agreement by the prescribed date for such payment;

                  2. the failure to deliver full and accurate reports pursuant to any of the provisions of this Agreement by the prescribed due date therefor;

                  3. the making or furnishing of a knowingly false statement in connection with or as part of any material aspect of a report, notice or request rendered pursuant to this Agreement;

                  4. the failure to maintain the insurance required by Article
11;

                  5. the attempted or actual assignment, transfer or sublicense of Licensee's rights under this Agreement except as otherwise permitted hereunder;

                  6. the use of the Licensed Marks in an unauthorized or unapproved manner;

                  7. the commencement against Licensee of any proceeding in bankruptcy, or similar law, seeking reorganization, liquidation, dissolution, arrangement, readjustment, discharge of debt, or seeking the appointment of a receiver, trustee or custodian of all or any substantial part of Licensee's property, not contested within sixty (60) days, or Licensee's making of an assignment for the benefit of creditors, filing of a bankruptcy petition, its acknowledgment of its insolvency or inability to pay debts, or taking advantage of any other provision of the bankruptcy laws;

                  8. a merger or consolidation of Licensee where Licensee does not survive which is not approved by Licensor, which approval shall not be unreasonably withheld;

                  9. the material breach of any other material promise or agreement made herein.

         B. In the event of (i) an Event of Default under A.3, A.5, A.6, A.7, or A.8; (ii) Licensee fails to cure any other Event of Default within thirty (30) days after written notice of default is transmitted to Licensee, this Agreement shall, at Licensor's option, be terminated, on notice to Licensee, and the remaining Guaranteed Minimum Royalties for all Annual Periods under the current term as in Article 8 above shall become due, without prejudice to Licensor's right to receive other payments due or owing to Licensor under this Agreement or to any other right of Licensor, including the right to damages and/or equitable relief.

         C. Upon the termination of this Agreement, in the event this Agreement is not renewed as provided in Article 17 below, or in the event of the termination or expiration of a renewal term of this Agreement, Licensee, except as specified below, will immediately discontinue use of the Licensed Marks, will not resume the use thereof or adopt any colorable imitation of the Licensed Marks or any of its parts. Upon request by Licensor, Licensee shall assign to Licensor such rights as Licensee may have acquired in the Licensed Marks. In the event that this Agreement expires or is terminated, Licensor shall have an option, but not an obligation, to purchase the bottle molds and tooling, and all plates, engravings, silk-screens, or the like, used to make or reproduce the Licensed Marks, and the Designs for the Articles, free of all liens and other encumbrances, at a price equal to Licensee's cost for same established by submission of bill(s) from supplier and satisfactory proof of payment for same less its allocated depreciation.

Licensor shall pay such cost as follows: 25% (twenty-five) at closing and the balance payable in six (6) equal monthly payments. Licensor shall, at the time it exercises its purchase option, enter into a security agreement with Licensee with respect to the molds, which shall entitle Licensee to foreclose on its security interest in the molds in the event Licensor fails to make any installment payment due within fifteen (15) days after receiving notice of default. Licensor shall exercise its aforesaid option within thirty (30) days after Licensee's submission of documents establishing cost. Notwithstanding the foregoing, if Licensor has terminated this Agreement due to Licensee's default, Licensor, at its option, shall be entitled, in exercising its purchase option, to deduct from the cost price an amount equal to the sales and guaranteed minimum royalties Licensor is entitled to recover, for which deduction Licensee shall receive a credit. In the event Licensor exercises its aforesaid option, Licensee shall be precluded forever from using the bottle molds or tools and from selling or otherwise transferring or licensing any rights whatsoever in the molds or tools to any third party. In the event that Licensor does not exercise its aforesaid option, Licensee shall not use the bottle molds or tools or sell or otherwise transfer or license any rights whatsoever in the bottle molds or tools to any third party for a period of three (3) years after the determination of the fair market value. In the event of any permitted use of the bottle molds and/or tools by Licensee, Licensee shall not use in connection therewith the Licensed Marks, any trademark confusingly similar thereto, any advertising or promotional materials used in connection with the Articles or any other markings or materials which would cause a reasonable consumer to believe that any new items sold using the bottle molds and tools are authorized by Licensor or in some way associated with the Licensed Marks. Any permitted sale or license of the bottle molds and/or tools by Licensee shall prohibit in writing the purchaser or licensee from using the Licensed Marks, and confusingly similar trademark, advertising, promotional materials, markings or other materials and shall expressly make Licensor a third party beneficiary of such provision.

                                   ARTICLE 15
                                   ----------
                       Rights on Expiration or Termination
                       -----------------------------------

         A. If this Agreement expires or is terminated, Licensee shall cease to manufacture Articles (except for work in process or to balance component inventory) but shall be entitled, except upon a termination by Licensor pursuant to Article 14 above, for an additional period of twelve (12) months only, on a non-exclusive basis, to sell and dispose of its inventory subject, however, to the provisions of paragraph D of this Article. Such sales shall be made subject to all of the provisions of this

Agreement and to an accounting for and the payment of Sales Royalty thereon but not to the payment of Guaranteed Minimum Royalties. Such accounting and payment shall be made monthly.

         B. In the event of termination in accordance with Article 14 above, Licensee shall pay to Licensor, the Sales Royalty then owed to it pursuant to this Agreement or otherwise.

         C. Notwithstanding any termination in accordance with Article 14 above, Licensor shall have and hereby reserve all rights and remedies which it has, or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the Licensed Marks, and to collect royalties payable by Licensee pursuant to this Agreement and to be compensated for damages for breach of this Agreement.

         D. Upon the expiration or termination of this Agreement, Licensee shall deliver to Licensor a complete and accurate schedule of Licensee's inventory of Articles and of related work in process then on hand (including any such items held by Subsidiaries, Affiliates, Related Parties or others on behalf of Licensee) (hereinafter referred to as "Inventory). Such schedule shall be prepared as of the close of business on the date of such expiration or termination and shall reflect Licensee's cost of each such item. Notwithstanding anything contained to the contrary in this Agreement, Licensor thereupon shall have the option, but not an obligation, exercisable by notice in writing delivered to Licensee within thirty (30) days after its receipt of the complete Inventory schedule, to purchase any or all of the Inventory, free of all liens and other encumbrances, for an amount equal to the lowest Licensee's selling price. In the event such notice is sent by Licensor, Licensee shall deliver to Licensor or its designee all of the Inventory referred to therein within thirty
(30) days after Licensor's said notice and, in respect of any Inventory so purchased, assign to Licensor all outstanding orders to Licensee from its customers. Licensor shall pay Licensee for such Inventory within forty-five (45) days after the delivery of such Inventory to Licensor. No Sales Royalty shall be payable to Licensor with respect to any such inventory purchased by Licensor.

         E. In addition to the option afforded Licensor by paragraph D in this Article, if, at any time after the termination of this Agreement, Licensee is willing to sell all or substantially all of its remaining Inventory to a single purchaser or group of related purchasers, Licensee will advise Licensor of the identity of the prospective purchaser(s) and the price and terms of the proposed sale and the Licensor or its designee will have the right of first refusal to buy the remaining Inventory at that price and on those terms and shall have the right to an assignment and assumption of any and all then outstanding orders from Licensee to its suppliers and from Licensee's customers to Licensee for the Articles bearing the Licensed Marks.

                                   ARTICLE 16
                                   ----------
                          Sublicensing and Distribution
                          -----------------------------

         A. The performance of Licensee hereunder is of a personal nature. Therefore, this Agreement may be assigned, sublicensed or transferred by Licensee to a Subsidiary or Affiliate. However, this Agreement may not be assigned, sublicensed or transferred by Licensee to a non-affiliated party, except as approved by Licensor's prior written approval, which approval may be denied by Licensor for any reason in its sole discretion. In the event that Licensee should assign, sublicense or transfer, whether to a subsidiary or an affiliate, as permitted by the constraints of this Article 16, Licensee hereby acknowledges and agrees that it shall be wholly and ultimately responsible for all of the terms and conditions for the remainder of the then current term of this Agreement, including financial commitments as provided herein.

         B. Licensee shall be entitled to use distributors in connection with its sale of Articles under this Agreement without approval of Licensor. No such distributor, however, shall be entitled to exercise any of Licensee's rights hereunder except for the sale of Articles which have been approved by Licensor hereunder.

                                   ARTICLE 17
                                   ----------
                                    Renewals
                                    --------

         A. Provided Licensee is not in default of any obligation owed Licensor hereunder or cancelled at the end of the period by Licensee, and the Agreement has not been previously terminated by Licensor due to an event of default, as defined in Article 14 (a) above, this Agreement will automatically renew for an additional five (5) year term. The first renewal term will commence on July 1, 2008 and expire on June 30, 2013. The terms and conditions applicable to the first renewal term shall be the same as set forth in the Agreement for the original term except that the Guaranteed

Minimum Royalty for each Annual Period in the first renewal term shall be $200,000. One-quarter of the amount due for each Annual Period shall be paid on the first day of each July, October, January and April during such period with the Guaranteed Minimum Royalty paid for such Annual Period credited against the Sales Royalty Paid for such Annual Period as provided in Article 9 above. Notwithstanding anything contained to the contrary in this Agreement, in the event the Agreement is terminated by Licensor due to a default by Licensee during the first renewal term, Licensee shall pay Licensor all monies due for the remainder of that term.

         B. At the end of the first renewal term, provided Licensee is not in default of any obligation owed Licensor hereunder or cancelled at the end of the period by Licensee, and the Agreement has not been previously terminated by Licensor, this Agreement will automatically renew every five (5) years. The terms and conditions applicable to the subsequent renewal terms shall be the same as set forth in the Agreement for the original term and the Guaranteed Minimum Royalty for each Annual Period in all subsequent renewal terms shall be $200,000. One-quarter of the amount due for each Annual Period shall be paid on the first day of each July, October, January and April during such period with the Guaranteed Minimum Royalty paid for such Annual Period credited against the Sales Royalty Paid for such Annual Period as provided in Article 9 above. Notwithstanding anything contained to the contrary in this Agreement, in the event the Agreement is terminated by Licensor due to a default by Licensee during any subsequent renewal term, Licensee shall pay Licensor all monies due for the remainder of that term.

                                   ARTICLE 18
                                   ----------
                                  Miscellaneous
                                  -------------

         A. Representations. The parties respectively represent and warrant that they have full right, power and authority to enter into this Agreement and perform all of their obligations hereunder and that they are under no legal impediment which would prevent their signing this Agreement or consummating the same. Licensor represents and warrants that it has the right to grant the Licensee an exclusive license to use the Licensed Marks for products covered under International Class 3 and that Licensor has not granted any other existing license to use the Licensed Marks on products covered hereunder in the Territory and that no such license will be granted during the term of this Agreement except in accordance with the provisions hereof.

         B. Governing Law; Entire Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida applicable to agreements made and to be performed in said State, contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

         C. No Agency. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

         D. No Waiver. No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Acceptance of payments by Licensor shall not be deemed a waiver by Licensor of any violation of or default under any of the provisions of this Agreement by Licensee.

         E. Void Provisions. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

         F. Force Majeure. Neither party hereto shall be liable to the other for delay in any performance or for the failure to render any performance under the Agreement (other than payment to any accrued obligation for the payment of money) when such delay or failure is by reason of riots, fires, explosions, blockade, civil commotion, epidemic, insurrection, war or warlike conditions, the elements, embargoes, act of God or the public enemy, compliance with any law, regulation or other governmental order, whether or not valid, or other similar causes beyond the control of the party effected. The party claiming to be so affected shall give notice to the other party promptly after it learns of the occurrence of said event and of the adverse results thereof. Such notice shall set forth the nature and extent of the event. The delay or failure shall not be excused unless such notice is so given. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement if the other party is unable to perform any or all of its obligations hereunder for a period of six (6) months by reason of said event as if the date of termination were the date set forth herein as the expiration date hereof. If either party elects to terminate this Agreement under this paragraph, Licensee shall have no further obligations for the Guaranteed Minimum Royalty beyond the date of termination (which shall be prorated if less than an Annual Period is involved) and shall be obligated to pay any Sales Royalty which is then due or becomes due.

         G. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties, their respective successors, Licensor's transferees and assigns and Licensee's permitted transferees and assigns.

         H. Resolution of Disputes. Any dispute relating to this Agreement shall be resolved in a court of law located in the State of Florida, County of Dade or Broward, without a jury. Both parties expressly waive trial by jury and consent to the jurisdiction of such courts.

         I. Survival. The provisions of Articles 10, 11A, 11D, 12,13, 14, 15, 17 (if so renewed) and 18 shall survive any expiration or termination of this Agreement.

         J. Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall be given no substantive effect.

         K.   Counterparts.  This Agreement may be signed in counterparts.

                                   ARTICLE 19
                                   ----------
                                     Notices
                                     -------

         Any notice or other communications required or permitted by this Agreement to be given to a party will be in writing and will be considered to be duly given when sent by certified mail or registered mail, return receipt requested, or by any other expedited delivery service wherein proof of delivery is obtained, to the party concerned to the following persons or addresses (or to such other persons or addresses as a party may specify by notice to the other):

TO LICENSOR                        PARLUX FRAGRANCES, INC.
                                   3725 S.W. 30th Avenue
                                   Ft. Lauderdale, Florida 33312
                                   Attention: Zalman Lekach, President & COO
                                   Tel: 954/316-9008; Fax: 954/316-8155

WITH A COPY TO:                    ISSLER & SCHRAGE. L.L.P.
                                   Park Avenue Tower
                                   65 East 55th Street
                                   New York, New York 10022-3219
                                   Attention: Mitchell R. Schrage, Esq.
                                   Tel: 212/758-1600; Fax: 212/758-1616

TO LICENSEE:                       GENESIS INTERNATIONAL MARKETING CORPORATION
                                   2335 NW 107th Avenue
                                   Miami, Florida 33172
                                   Attention: Mr. Luis Quintero, President
                                   Tel: 305/591-3565; Fax: 305/594-7641

WITH A COPY TO:                    Barry M. Boren, Esq.
                                   Dadeland Towers
                                   9200 S. Dadeland Blvd., Suite 412
                                   Miami, Florida 33156
                                   Tel: 305/670-2200; Fax: 305/670-1747

         Notice of the change of any such address shall be duly given by either party to the other in the manner herein provided.


         I N WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



PARLUX FRAGRANCES, INC.                         GENESIS INTERNATIONAL
                                                MARKETING CORPORATION



BY:    /s/Zalman Lekach                         BY:     /s/Luis Quintero
       -------------------------------                  ------------------------
       Zalman Lekach, President & COO                   Luis Quintero, President



Date: June 9, 1998                              Date: June 9, 1998
     -------------                                   -------------